UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2011

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

We entered into a management consulting agreement with KDC Services Inc., effective May 1, 2011. Under the terms of the agreement, Sean R. Dickenson will act as chief financial officer of our company with compensation of $5,000 paid monthly until July 31, 2011.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 26, 2011, we appointed Sean R. Dickenson as chief financial officer of our company.

Mr. Dickenson, aged 37, has been the owner, chief financial officer and director of Vancouver Acting School in Vancouver, British Columbia since September 2009 and owner and director of Shoreline Studios Inc. of Vancouver British Columbia since March 2008.

Mr. Dickenson was the president and director of Tamm Oil and Gas Inc. from May 2007 to August 2008 and is a director of Patriot Petroleum Corp., a company listed on the TSX.

From 2003 to 2007, Mr. Dickenson held positions with Business Objects a business intelligence software company in Vancouver, British Columbia. From 2002 to 2003, Mr. Dickenson was an investment Advisor with RBC Dominion Securities and from 2008 to 2001 he was a compliance/business development consultant for Knight Financial Ltd.

Mr. Dickenson holds a B.A. Economics from the University of Waterloo.

Our board of directors consists of Donald Sharpe, John Martin and Ralph Stensaker.

Item 9.01         Financial Statements and Exhibits

10.1	Management Consulting Agreement dated effective May 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe
Donald Sharpe
President and Director

Date: April 27, 2011